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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement    |_|: Confidential, for Use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12


                                   AWARE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement no.:

     3)  Filing Party:

     4)  Date Filed:

                                    * * * * *

                                   AWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23, 2007

        Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts on Wednesday, May 23, 2007, beginning at 10:00 a.m., local time, for the following purposes:

        1. To consider and vote upon the election of two Class II directors;

        2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        The board of directors has fixed the close of business on April 3, 2007 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

                                             By order of the board of directors,

                                             /s/ Michael A. Tzannes
                                             -----------------------------------
                                             MICHAEL A. TZANNES
                                             CHIEF EXECUTIVE OFFICER

April 6, 2007
Bedford, Massachusetts

                             YOUR VOTE IS IMPORTANT

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                   AWARE, INC.
                              40 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 276-4000



                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23, 2007



        This proxy statement relates to the 2007 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

                           DATE:            May 23, 2007

                           TIME:            10:00 a.m.

                           PLACE:           Bedford Glen Hotel
                                            44 Middlesex Turnpike
                                            Bedford, Massachusetts

        The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy, the shares represented by the proxy will be voted in accordance with the stockholder's directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. Aware encourages its stockholders to vote on all proposals. A stockholder may revoke its proxy at any time before it has been exercised.

        Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 13, 2007.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS............................................3

   Purpose of the annual meeting..........................................3
   Record date............................................................3
   Quorum.................................................................3
   Vote required; tabulation of votes.....................................3
   Revocation of proxies..................................................4
   Solicitation of proxies................................................4

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING............................4


PROPOSAL--ELECTION OF DIRECTORS...........................................4


CORPORATE GOVERNANCE......................................................5


DIRECTORS AND EXECUTIVE OFFICERS..........................................6

   Directors and executive officers.......................................6
   Certain relationships and related transacations........................8
   Committees and meetings of the board...................................9
   Policy regarding board attendance.....................................10
   Communications with our board of directors............................10
   Code of ethics........................................................11
   Compensation committee interlocks and insider participation...........11

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS.........................11

COMPENSATION DISCUSSION AND ANALYSIS.....................................11

COMPENSATION COMMITTEE REPORT............................................17

EXECUTIVE COMPENSATION...................................................18

DIRECTOR COMPENSATION....................................................22


REPORT OF THE AUDIT COMMITTEE............................................24


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS...............................26

   Principal stockholders................................................26
   Equity compensation plan information..................................27

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................29


INDEPENDENT ACCOUNTANTS..................................................30

   Fees for professional services........................................30
   Attendance at annual meeting..........................................30
   Pre-approval policies and procedures..................................30

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STOCKHOLDER PROPOSALS....................................................31


AVAILABLE INFORMATION....................................................31


ANNEX A - AUDIT COMMITTEE CHARTER.......................................A-1


ANNEX B - COMPENSATION COMMITTEE CHARTER................................B-1

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF THE ANNUAL MEETING

        At the annual meeting, Aware will submit one proposal to the stockholders:

        PROPOSAL:         To elect two Class II directors for three-year terms.

        Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

RECORD DATE

        The board of directors of Aware has fixed the close of business on April 3, 2007 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 23,698,962 shares of Aware's common stock, which are entitled to cast 23,698,962 votes. A list of stockholders entitled to notice of the 2007 annual meeting is available for inspection by any stockholder at our principal office at 40 Middlesex Turnpike, Bedford, MA.

QUORUM

        Aware's by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker "non-votes" as present or represented for purposes of determining the existence of a quorum at the meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

VOTE REQUIRED; TABULATION OF VOTES

        The election of each Class II director will require the affirmative vote of a plurality of the shares of common stock properly cast on the proposal. Abstentions, votes withheld from the director-nominee, and broker non-votes will not count as votes cast for or against the election of the director-nominee and accordingly will not affect the outcome of the vote.

        Aware's transfer agent, Computershare Trust Co., Inc., will tabulate the votes at the annual meeting. Computershare will tabulate separately the vote on each matter submitted to stockholders.

REVOCATION OF PROXIES

        A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

        o by giving written notice of revocation to the Secretary of Aware at the following address:

                          Aware, Inc.
                          40 Middlesex Turnpike
                          Bedford, Massachusetts 01730
                          Attention:  Secretary

        o       by signing and returning another proxy with a later date; or

        o by attending the annual meeting and informing the Secretary of Aware in writing that he or she wishes to vote in person.

        Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have executed and returned proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

SOLICITATION OF PROXIES

        Aware will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, Aware's directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of any special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any other person or firm for the solicitation of proxies.


                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


                         PROPOSAL--ELECTION OF DIRECTORS

        The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election as Class II directors John K. Kerr and Mark G. McGrath, each of whom is currently a Class II director of Aware. Mr. Kerr serves as Aware's chairman. The directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2010 and until their successors are duly elected and qualified.

        Each nominee has agreed to serve if elected, and Aware has no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board's nominating committee will designate at that time. Proxies cannot be voted for more than one nominee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF JOHN
K. KERR AND MARK G. MCGRATH, AS CLASS II DIRECTORS OF AWARE.

                              CORPORATE GOVERNANCE

        In designing its corporate governance structure, Aware seeks to identify and implement the best practices that will serve the interests of Aware's business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find Aware's current corporate governance principles, including Aware's code of ethics and the charters for the standing committees of Aware's board of directors, on Aware's website at www.aware.com. The code of ethics applies to not only Aware's principal executive officer, principal financial officer and principal accounting officer, but also all other employees, executive officers and directors of Aware. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware's assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware intends to continue to modify its policies and practices to address ongoing developments in the area of corporate governance. Many features of Aware's corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of Aware's corporate governance principles are:

        o DIRECTOR AND COMMITTEE INDEPENDENCE. A majority of Aware's directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that Aware's independent directors are Frederick D. D'Alessio, G. David Forney, Jr., John K. Kerr , Mark G. McGrath and Adrian F. Kruse. The board of directors also determined that David Ehreth was an independent director during his tenure as a director. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

        o AUDIT COMMITTEE. Aware's audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating Aware's independent auditors. Aware's independent auditors report directly to the audit committee. The board of directors has determined that Mr. Kruse is an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval of the audit committee is required for all audit services and non-audit services to be provided by Aware's independent auditors.

        o COMMITTEE AUTHORITY. Aware's audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Aware.

        o WHISTLEBLOWER PROCEDURES. Aware's audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by Aware's directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

        The following table provides information regarding Aware's directors and executive officers as of March 31, 2007:

NAME                                 AGE    POSITION
----------------------------------   ---    ------------------------------------
John K. Kerr (1)(2)(3)(4).........    69    Chairman of the board of directors
Michael A. Tzannes (1)............    45    Chief executive officer and director
Edmund C. Reiter..................    43    President and director
Keith E. Farris...................    59    Chief financial officer
Richard W. Gross..................    49    Senior vice president--engineering
Frederick D. D'Alessio (2)(3).....    58    Director
G. David Forney, Jr.(3)(4)........    67    Director
Adrian F. Kruse (2)(4)............    67    Director
Mark G. McGrath (3)...............    60    Director

-------------------------------
(1)  Member of the executive committee
(2)  Member of the audit committee
(3)  Member of the compensation committee
(4)  Member of the nominating and corporate governance committee

        JOHN K. KERR has been a director of Aware since 1990 and chairman of the board of directors since March 1999. Mr. Kerr previously served as a director of Aware from 1988 to 1989 and as chairman of the board of directors from November 1992 to March 1994. Mr. Kerr was general partner of Grove Investment Partners, a private investment partnership, until 2003. Mr. Kerr received an M.A. and a B.A. from Baylor University.

        MICHAEL A. TZANNES has been with Aware since 1990. He has served as Aware's chief executive officer since April 1998 and has served as a director of Aware since March 1998. Mr. Tzannes was Aware's president from April 1998 to March 2001. From 1986 to 1990, he was a staff engineer at Signatron, Inc. Mr. Tzannes received a Ph.D. in electrical engineering from Tufts University, an M.S. from the University of Michigan at Ann Arbor, and a B.S. from the University of Patras, Greece.

        EDMUND C. REITER has been with Aware since 1992. He has served as Aware's president since March 2001 and as a director of Aware since December 1999. Mr. Reiter served as senior scientist at New England Research, Inc. from January 1991 to November 1992. Mr. Reiter received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from Boston College.

        KEITH E. FARRIS has been Aware's chief financial officer since May 2006. Prior to joining Aware, Mr. Farris served as vice president of finance and chief financial officer at Lojack Corporation from 2000 to 2006; as vice president of finance and chief financial officer at Arkwright, Inc. from

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1996 to 2000; several financial management positions at Digital Computer
Corporation from 1981 to 1996; as director of internal audit at Modular Computer Systems from 1978 to 1981; and began his career working at Ernst & Young LLP for four years. Mr. Farris is a Certified Public Accountant, a member of the American Institute of CPAs and Financial Executives International. Mr. Farris holds a B.A. in business management and MBA from Northeastern University.

        RICHARD W. GROSS has been with Aware since 1993. He has served as senior vice president of engineering since July 1999. Prior to joining Aware, Mr. Gross was a senior technical staff member at GTE Laboratories from 1987 to 1993; a technical staff member at the Heinrich Hertz Institute from 1984 to 1987; and a programmer for IBM, Federal Systems Division from 1980 to 1984. Mr. Gross received a Ph.D. and M.S. in electrical engineering from the University of Rhode Island and a B.A. in physics from Holy Cross College.

        FREDERICK D. D'ALESSIO has been a director of Aware since December 2002. Mr. D'Alessio is currently a general partner at Capitol Management Partners, a business advisory partnership. Mr. D'Alessio served as president of the Advanced Services Group for Verizon Communications from July 2000 to November 2001. The Advanced Services Group included Verizon's Long Distance, DSL and Internet Service Provider Businesses. From December 1998 to June 2000, Mr. D'Alessio served as group president consumer services for Bell Atlantic Communications, responsible for all aspects of Residential Services. From April 1995 to November 1998 Mr. D'Alessio served as president--consumer sales and services for Bell Atlantic. Mr. D'Alessio currently serves as a director of Network Equipment Technologies and SS8 Networks. Mr. D'Alessio received a B.S.E.E. and M.S. degree from New Jersey Institute of Technology and a masters of business administration from Rutgers University.

        G. DAVID FORNEY, JR. has been a director of Aware since May 1999. Mr. Forney was a vice president of Motorola, Inc. from 1977 until his retirement in January 1999. Mr. Forney was previously vice president of research and development, and a director of Codex Corporation prior to its acquisition by Motorola in 1977. Mr. Forney is currently Adjunct Professor in the Department of Electrical Engineering and Computer Sciences at the Massachusetts Institute of Technology. Mr. Forney received an Sc.D. in electrical engineering from the Massachusetts Institute of Technology and a B.S.E. in electrical engineering from Princeton University.

        ADRIAN F. KRUSE has been a director of Aware since October 2003. Mr. Kruse was an audit partner of Ernst & Young LLP, serving clients principally in the financial services industry, from 1976 until his retirement in March 1998. From 1967 to 1976, he served audit clients of Ernst & Young LLP in various capacities. Mr. Kruse is a Certified Public Accountant and holds a B.B.A. degree from the University of Wisconsin and a J.D. degree from the University of Wisconsin School of Law. Mr. Kruse also serves as the treasurer and as a director of the Presbyterian Homes and as a director of MEI, Inc.

        MARK G. MCGRATH has been a director of Aware since September 2006. Mr. McGrath retired as a Director of McKinsey & Company, a private management consulting firm, in December 2004, having served in that firm for twenty-seven years. Mr. McGrath led the firm's Americas' Consumer Goods Practice from January 1998 until December 2003. Mr. McGrath has served as a senior advisor with Gleacher Partners LLC, a firm providing strategic advisory services to corporations, in a part time capacity since January 2005. Mr. McGrath currently serves as a Director of GATX Corporation, as a Director of the Lincoln Park Zoo, on the Advisory Council for the University of Chicago's Graduate

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School of Business and on two Advisory Councils at the University of Notre Dame:
the Kroc Peace Institute and as chair of the Kellogg International Studies Institute. Mr. McGrath holds a B.B.A. in Accounting from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago.

        David Ehreth, a director of Aware since November 1997, resigned from his position as a director of Aware on March 10, 2006. Robert J. Weiskopf, the chief financial officer of Aware since April 2004, resigned from his position as chief financial officer of Aware on May 30, 2006.

        The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven, and there are currently no vacancies on the board of directors. The current terms of Messrs. Tzannes and Forney, Aware's Class I directors, will expire at the annual meeting to be held in 2009. The current term of Messrs. Kerr and McGrath, Aware's Class II directors, will expire at the annual meeting to be held on May 23, 2007. The current terms of Messrs. D'Alessio, Kruse, and Reiter, Aware's Class III directors, will expire at the annual meeting to be held in 2008.

        Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among Aware's directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 2007, the Board formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed and approved. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transactions available to all employees or shareholders of the Company on the same terms. The Audit Committee, with assistance from the Company's General Counsel, is responsible for reviewing and approving any related person transaction. The policy requires that the Audit Committee must approve any related party transaction subject to the policy before commencement of the related party transaction. The policy states that the Audit Committee will approve only those related person transactions that the Audit Committee determines are beneficial to the Company and the terms of which are fair to the Company.

        In 2006, the Company had two transactions with related persons. Marcos Tzannes, the brother of Michael Tzannes, Aware's CEO, has been employed by Aware since February 8, 1993 and currently serves in the role of Vice President, Strategic Technology. In 2006, Marcos Tzannes' total compensation was $258,499 which included salary based upon his position within the Company, background and years of experience, income from the exercise and sale of company stock pursuant to the Company stock option plans, the value of stock options granted pursuant to the Company stock option plans (based on a Black-Scholes value), the value of an unrestricted stock award as part of an employee unrestricted stock award program and company contributions for standard company benefits. Alexis Tzannes, the brother of Michael Tzannes, Aware's CEO, has been employed by Aware since August 2, 1999 and currently serves in the role of Principal Engineer. In 2006, Alexis Tzannes' total

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


compensation was $126,042 which included salary based upon his position within the Company, background and years of experience, the value of stock options granted pursuant to the Company stock option plans (based on a Black-Scholes value), the value of an unrestricted stock award as part of an employee unrestricted stock award program, and company contributions for standard company benefits. The FAS 123(R) compensation expense recorded in 2006 for Marcos Tzannes was $29,014 and for Alexis Tzannes was $8,178.

COMMITTEES AND MEETINGS OF THE BOARD

        During 2006, the board of directors met four times and took action by written consent twice. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. Aware has a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

        EXECUTIVE COMMITTEE. Aware's executive committee is currently composed of John K. Kerr and Michael A. Tzannes. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or secretary; remove any officer or director; amend the by-laws of Aware; change the principal office of Aware; authorize the payment of any dividend or distribution to stockholders of Aware; authorize the reacquisition of capital stock for value; and authorize a merger. In 2006, the executive committee neither met nor took action by written consent.

        COMPENSATION COMMITTEE. Aware's compensation committee is currently composed of four outside directors, Frederick D. D'Alessio, G. David Forney, Jr., Mark G. McGrath and John K. Kerr who serves as chairman. In 2006, the compensation committee held five meetings and took action by written consent seven times. In March 2004, Aware's board of directors adopted a Compensation Committee Charter, which it amended in March 2007. The Compensation Committee Charter, as amended, is available on Aware's website at www.aware.com.

        AUDIT COMMITTEE. Aware's audit committee is currently composed of Frederick D. D'Alessio, John K. Kerr and Adrian F. Kruse who serves as chairman. Aware's board of directors has determined that Mr. Kruse is an audit committee financial expert under Securities and Exchange Commission rules. In 2006, the audit committee met eight times and took no action by written consent. In March, 2004, Aware's board of directors adopted a new Audit Committee Charter, which is available on Aware's website at www.aware.com.

        NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Aware's nominating and corporate governance committee is currently composed of three outside directors, John K. Kerr, Adrian F. Kruse and G. David Forney, Jr. who serves as chairman. In 2006, the nominating and corporate governance committee held two meetings and took no action by written consent. In March 2004, Aware's board of directors adopted a Nominating and Corporate Governance Committee Charter, which is available on Aware's website at www.aware.com.

        The nominating and corporate governance committee, in consultation with our chief executive officer and the chairman of the board, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate's strength of

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


character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate. John K. Kerr, Aware's chairman, recommended Mark G. McGrath to the Nominating and Corporate Governance Committee for nomination as a director.

        The committee reviews from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

        The committee, in consultation with our chief executive officer and the chairman of the board, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by stockholders of Aware in light of the committee's criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Secretary of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate's compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards.

        The Committee also develops and recommends to the Board governance principles applicable to the Company and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members. The annual Board review took place in December 2006.

POLICY REGARDING BOARD ATTENDANCE

        To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Directors are encouraged to attend Aware's annual meeting of stockholders. Last year, all of our directors attended the annual meeting.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

        Aware's board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of Aware's independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730, and should include with the correspondence evidence that the sender of the communication is one of Aware's stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Aware's chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, Aware's chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

CODE OF ETHICS

        Aware has adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including Aware's principal executive officer, principal financial officer and principal accounting officer. Aware's code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware's assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware's code of ethics is available on Aware's website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Aware's compensation committee is currently composed of Messrs. D'Alessio, Forney, McGrath and Kerr. Mr. Kerr formerly served as Aware's assistant vice president of marketing from June 1992 to November 1994. In 2006, no officer or employee of Aware participated in the deliberations of the compensation committee concerning the compensation of Aware's executive officers. No interlocking relationship existed between Aware's board of directors or compensation committee and the board of directors or compensation committee of any other company in 2006.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW. The Compensation Committee has the responsibility to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs. The Compensation Committee is responsible for reviewing annually and determining the individual elements of total compensation for the Company's chief executive officer and all other corporate officers. The Compensation Committee may delegate any of its responsibilities to a subcommittee of one or more members of the Committee, the chief executive officer or to a committee of senior executive officers when appropriate and consistent with applicable law. The Compensation Committee acts pursuant to a charter that has been approved by the board of directors.

COMPENSATION PROGRAM OBJECTIVES. The objectives of the Company's executive compensation programs are to attract, motivate and retain executives who drive the Company's success and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of appropriate regulatory bodies. The executive compensation programs are designed to reward individuals for advancing business strategies, further developing the Company and its people, and the achievement of individual and Company performance goals. In 2006, the Compensation Committee took into consideration the Company's achievement of certain revenue targets in determining the potential bonus for Michael A.

Tzannes, the Company's chief executive officer, and Edmund C. Reiter, the Company's president. The Compensation Committee also took into consideration the roles of Mr. Tzannes and Mr. Reiter in the completion of new licensing business relationships in determining a cash bonus for each in 2006. The Compensation Committee also takes into consideration the individual's performance in determining the compensation elements for each of the Company's Named Executive Officers.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION. The Company's CEO assists the Compensation Committee in determining executive compensation including recommendations for executive officer compensation. The Compensation Committee makes the final determination on executive compensation for all the Company's executives, including the Named Executive Officers shown in the tables under Executive Compensation.

CORPORATE PERFORMANCE GOALS. The Company utilizes corporate performance goals in reviewing the overall compensation for executives. More specifically, the Company utilizes corporate performance goals primarily in determining the amount of the cash incentive award to give to executives. The Company structures the cash incentive award program to executives based upon a percentage attainment of certain corporate performance goals. During 2006, the Company's achievement of revenue growth was deemed a key corporate performance goal. The Compensation Committee may in its discretion increase or reduce awards or payments based upon executive performance. For 2007, the Compensation Committee has determined that reaching certain operational targets and/or certain financial targets such as revenue, operating income and/or earnings per share are key corporate performance goals.

OPTION GRANT TIMING/PRICING. The Company's practice with regard to the granting of stock options is to typically grant stock options in the following circumstances: 1) at regularly scheduled board meetings; 2) upon the new hire of certain employees or directors; and 3) subsequent to the annual performance or compensation review of employees, executives, directors and officers soon after one of the Company's quiet period ends. The Company's quiet period begins two weeks prior to the end of a fiscal quarter and ends two days after the Company announces financial results for said fiscal quarter. Historically, it has been the Company's practice to price options based on the closing price of the Aware common stock on the date that the Compensation Committee executes a Compensation Committee consent granting the stock options.

COMPENSATION BENCHMARKING. In 2005, the Compensation Committee contracted with Hewitt Associates, a third party compensation consultant to compile director and officer compensation data and information. Hewitt Associates gathered benchmark information with respect to cash and equity-based compensation from a list of comparable companies (the "Compensation Peer Group"). The Compensation Peer Group is comprised of companies with similar products or business models and comparable enterprise values to the Company. The Compensation Peer Group was selected by the Company, reviewed by Hewitt Associates and was approved by the Compensation Committee. In 2006, the Company updated the compensation data and information using publicly available compensation information. The companies comprising the Compensation Peer Group for 2006 were:

     Ampex  Corporation                           Portal Software, Inc.

     Captaris, Inc.                               S1 Corporation

     Centillium Communications, Inc.              Seachange International

     Endwave Corporation                          Supportsoft, Inc.

     Metasolv, Inc.                               Terayon Communication Systems

     MIPS Technologies, Inc.                      Tollgrade Communications, Inc.

     Monolithic, Inc.                             Transmeta Corporation

     Nestor, Inc.                                 Transwitch Corporation

     Netopia, Inc.                                Tut Systems, Inc.

     Netscout Systems, Inc.                       Watchguard Technologies, Inc.

     Optical Communication Products, Inc.

The 2006 Compensation Peer Group differed from the 2005 Compensation Peer Group as follows: Brooktrout, Inc., Concord Communications, Inc., Paradyne Networks, Inc. and Proxim Corp. were removed while Nestor, Inc., Netscout Systems, Inc., S1 Corporation and Seachange International were added to the Compensation Peer Group.

The following compensation elements are benchmarked: (i) total annual cash compensation (base salary and bonus) and (ii) three-year average compensation from long-term incentives (restricted stock grants, performance plans and stock option grants) based upon the Black Scholes or actual value of such incentives. Stock option grants are also benchmarked by reviewing (i) a three year average of the number of options granted, (ii) a three year average of the number of shares granted as a percentage of total shares outstanding and (iii) number of shares held as a percentage of total shares outstanding. The 2006 benchmark data was compiled from compensation information for 2004 fiscal years from the Compensation Peer Group companies. The Compensation Committee utilizes this information in determining the compensation and stock option grants to its executive officers.

COMPENSATION PROGRAM ELEMENTS. The Company's executive compensation package for 2006 consisted of two principal elements: cash and a stock-based equity incentive in the form of participation in the Company's stock option plans. The cash element includes base salary and any cash incentive or bonus award earned for performance goals achieved during the year.

SALARY

The salary element of the Company's executive compensation policy is designed to give executives assurance of a base level of compensation commensurate with the executive's position and duration of employment with the Company and competitive with salaries for officers holding comparable positions in the industry. In 2006, Mr. Tzannes, the Company's chief executive officer, was awarded a base salary increase from $300,000 to $375,000; Edmund C. Reiter, the Company's president, was awarded a base salary increase from $280,000 to $310,000 and Richard W. Gross, the Company's senior vice president of engineering, was awarded a base salary increase from $235,000 to $250,000 in recognition of their individual contributions to the Company and compensation relative to others in the industry.

The salary increases were also based upon a review of the salaries of comparable positions in the Compensation Peer Group.

Mr. Tzannes' salary is between the median and 75th percentile of other chief executive officers in the Compensation Peer Group. Mr. Reiter's salary is above the 75th percentile of other presidents (or comparable executives) in the Compensation Peer Group. Mr. Gross' salary is competitive with other senior engineering executive with similar levels of responsibility and experience.

On May 31, 2006, Keith E. Farris joined the Company as its chief financial officer and treasurer. Mr. Farris was awarded a base salary of $210,000. Mr. Farris' salary is between the 25th percentile and the median of other chief financial officers in the Compensation Peer Group. Mr. Farris replaced Robert J. Weiskopf who served as the Company's chief financial officer and treasurer until May 30, 2006. Mr. Weiskopf received $85,317 in salary and $75,000 in severance payments in 2006.

CASH INCENTIVE COMPENSATION

The annual cash incentive program is designed to provide executives with competitive compensation linked to Company performance goals. In March 2006, the Compensation Committee approved a potential bonus for 2006 of up to $100,000 each to Mr. Tzannes, chief executive officer, and Mr. Reiter, president, subject to the discretion of the Board of Directors based upon the Company's achievement of certain revenue targets for 2006. The award granted to Mr. Tzannes based upon the Board of Directors' discretion consisted of $70,325 for achieving certain revenue targets for the Company's business and an additional $17,805 for his role in leading the Company to its second best year in the Company's history. The compensation was earned in 2006 and approved and paid in February 2007. In March 2006, the Compensation Committee also approved a bonus of $25,000 to Mr. Tzannes for his role in the completion of new licensing business relationships. The compensation was earned in 2006 and approved and paid in March 2006. Mr. Tzannes' cash incentive was above the 75th percentile of other chief executives in the Compensation Peer Group. The award granted to Mr. Reiter based upon the Board of Directors' discretion consisted of an award of $75,000 for exceeding certain product line revenue targets and an additional $14,000 for his role in helping the Company achieve substantial growth and advancement of the business in 2006. The compensation was earned in 2006 and approved and paid in February 2007. In March 2006, the Compensation Committee also approved a bonus of $25,000 to Mr. Reiter for his role in the completion of new licensing business relationships. The compensation was earned in 2006 and approved and paid in March 2006. Mr. Reiter's cash incentive was between the median and the 75th percentile of other presidents (or comparable executives) in the Compensation Peer Group.

In February 2007, the Compensation Committee approved a potential bonus for 2007 of up to $125,000, $200,000, $35,000 and $25,000 to Michael A. Tzannes, CEO,
Edmund C. Reiter, President, Keith E. Farris, CFO, and Richard W. Gross, SVP, Engineering, respectively, subject to the Board of Director's discretion, based upon the Company reaching certain revenue and/or earnings targets as well as each executive achieving certain operational goals. For each executive, up to 70% of the eligible bonus is earned by achieving certain revenue and/or earnings targets and up to 30% for achieving certain operational goals.

STOCK-BASED EQUITY INCENTIVE COMPENSATION

The Company emphasizes stock options in order to align the interests of management with the stockholders' interests in the financial performance of the Company for fiscal quarters, the fiscal year and the longer term. In determining stock option grants, the Company considers the three-year average value resulting from long-term incentive compensation such as restricted stock grants, performance plans and stock option grants made at companies in the Compensation Peer Group. The value of stock options is based upon the Black-Scholes formula. The Company also considers in part the value of options held by the executive officers and the extent to which the Company believed those options would provide sufficient motivation to the executive officers to achieve the Company's goals. In 2005, the Company granted stock option awards to Mr. Tzannes of 800,000 options and Mr. Reiter of 600,000 options to give these executives a level of stock-based equity incentive compensation commensurate with the executive's position and competitive with the three year average stock-based equity incentive compensation of comparable executives at Compensation Peer Group companies. In 2006, no stock options were granted to either Mr. Tzannes or Mr. Reiter. The three year average value of stock-based equity incentive compensation for Mr. Tzannes was at the 75th percentile of other chief executives in the Compensation Peer Group and for Mr. Reiter was between the median and 75th percentile of presidents (or comparable officers) in the Compensation Peer Group. In 2006, the Company granted stock options in the amount of 75,000 to Keith E. Farris, CFO upon his joining the Company in May 2006. The grant to Mr. Farris was targeted between the 25th percentile and the median of CFOs in the Compensation Peer Group. Richard W. Gross, SVP, Engineering was granted 40,000 stock options in recognition of his individual contributions to the Company.

In determining the fair value of each option grant, the Company used the following assumptions:

                                                                  Year ended December 31,
                                                    2006          2005               2004                 2003
                                                -----------    -----------       -------------        -----------
Average risk-free interest rate.............     4.55-4.99%          4.05%               3.74%              2.97%
Expected life of option grants..............      3.25-6.25      3-5 years             5 years            5 years
                                                      years
Expected volatility of underlying stock.....        60%-67%        67%-87%                 93%                95%
Expected dividend yield.....................              -              -                   -                  -


OTHER COMPENSATION

The Company's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that could have been contributed or the benefits that could have been paid under these plans.

SALARY & BONUS IN PROPORTION TO TOTAL COMPENSATION

In 2006, the salary and cash incentive compensation for Mr. Tzannes represented approximately 84% of his total compensation. In 2006, the salary and cash incentive compensation for Mr. Reiter represented approximately 85% of his total compensation. Mr. Tzannes and Mr. Reiter did not receive any stock-based compensation in 2006. In 2006, the salary and cash incentive compensation for Mr. Gross represented approximately 76% of his total compensation. In 2006, the salary and cash incentive compensation for Mr. Farris represented approximately 69% of his total compensation. Mr. Farris joined the Company in May 2006.

COMPENSATION PROGRAM ELEMENTS RATIONALE. In establishing compensation for executives, the Company's Compensation Committee monitors salaries, other cash compensation and stock options at other companies, particularly companies with similar enterprise value and companies in the same industry. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and compensation relative to other executives at the Company. The Compensation Committee also considers general economic conditions, the Company's performance and each individual's performance. Finally, the Compensation Committee utilizes market benchmark information described earlier in recommending the compensation and stock option grants to its executive officers so that their overall compensation is competitive with comparable companies.

The Company's selection of the cash and stock-based equity incentive as the primary elements of executive compensation is in furtherance of the Company's compensation program objectives. The cash element, including the base salary and cash incentive program, along with the stock-based equity incentive element help the Company to achieve the objective of attracting, motivating and retaining executives who drive the Company's success. The Company has determined that the aforementioned elements help to achieve the Company's compensation objectives and that additional compensation elements are not required.

IMPACT OF ACCOUNTING AND TAX TREATMENTS ON COMPENSATION. The Company reviews the compensation provided to executive officers in conjunction with the potential tax consequences that may result with respect to certain compensation elements. For example, Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct, for income tax purposes, compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of the Company (other than the chief executive officer) in any year, unless the compensation qualifies as "performance-based compensation." Equity awards that the Company grants under its 2001 Nonqualified Stock Plan do not qualify as "performance-based compensation" because the Plan has not been approved by the Company's stockholders. In 2006, the aggregate base salaries, bonuses and other non-equity compensation of the Company's executive officers did not exceed the $1.0 million limit. The Compensation Committee does not expect that non-equity compensation will exceed the $1.0 million limit in the foreseeable future. With respect to equity compensation, the Compensation Committee's policy with respect to Section 162(m) is that it would prefer to cause compensation to be deductible by the Company; however, the Compensation committee also weighs the need to provide appropriate incentives to the Company's executive officers against the potential adverse tax consequences that may result under Section 162(m) from the grant of compensation that does not qualify as performance-based compensation. The Compensation Committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limits in circumstances when the Compensation Committee believes such payment is appropriate.

                          COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.


                                                      The Compensation Committee

                                                      John K. Kerr, Chairman
                                                      G. David Forney, Jr.
                                                      Frederick D. D'Alessio
                                                      Mark G. McGrath

                             EXECUTIVE COMPENSATION


The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities for the fiscal year ended December 31, 2006 by Aware's chief executive officer, each person who served as Aware's chief financial officer during 2006 and each other executive officer of
Aware:

                                            SUMMARY COMPENSATION TABLE FOR 2006

                                                                                                     NON-EQUITY
                                                                        STOCK       OPTION         INCENTIVE PLAN
NAME AND PRINCIPAL POSITION               YEAR   SALARY($)   BONUS($)  AWARDS($)  AWARDS($)(1)   COMPENSATION ($)(2)
---------------------------               ----   ---------   --------  ---------  ------------   -------------------
Michael A. Tzannes                        2006     364,327       -         -            84,244          113,130
     Chief Executive Officer

Edmund C. Reiter                          2006     305,731       -         -            69,647          114,000
     President

Richard W. Gross                          2006     247,865       -         -            70,220                -
     Senior Vice President, Engineering

Keith E. Farris (4)                       2006     123,577       -         -            52,402                -
     Chief Financial Officer
       and Treasurer

Robert J. Weiskopf(5)                     2006     160,317       -         -             8,669                -
     Chief Financial Officer
       and Treasurer


                                    CHANGE IN PENSION
                                       VALUE AND
                                      NONQUALIFIED
                                        DEFERRED
                                       COMPENSATION         ALL OTHER
NAME AND PRINCIPAL POSITION             EARNINGS ($)    COMPENSATION ($)(3)    TOTAL ($)
----------------------------        -----------------   -------------------    ---------
Michael A. Tzannes                           -                7,050             568,751
     Chief Executive Officer

Edmund C. Reiter                             -                7,022             496,400
     President

Richard W. Gross                             -                6,805             324,890
     Senior Vice President, Engineering

Keith E. Farris (4)                          -                3,891             179,870
     Chief Financial Officer
       and Treasurer

Robert J. Weiskopf(5)                        -                2,702             171,688
     Chief Financial Officer
       and Treasurer

----------------------------------
(1) Represents the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006 attributable to stock options in accordance with FAS 123(R) but with no discount for estimated forfeitures. For an explanation regarding the method of valuation of the Company's option awards, see the heading "Stock-based equity incentive compensation" in our Compensation Discussion and Analysis.
(2) For a discussion of the Non-Equity Incentive Plan Compensation for Mr. Tzannes and Mr. Reiter, please see "Cash Incentive Compensation" in our Compensation Discussion and Analysis.
(3) All other compensation represents group term life insurance premiums paid by Aware on behalf of the executive officers and the following matching contributions by Aware under its 401(k) plan for the benefit of the named executive officers in 2006; Michael Tzannes-$6,600; Edmund Reiter-$6,600; Richard Gross-$6,453; Keith Farris-$3,707; and Robert Weiskopf-$2,560. Perquisites and other benefits were less than $10,000 in the aggregate for each named executive officer.
(4)     Mr. Farris became our chief financial officer on May 31, 2006.

(5) Mr. Weiskopf resigned as our chief financial officer on May 30, 2006. The amount paid to Mr. Weiskopf included a severance payment of $75,000. Mr. Weiskopf also forfeited upon his resignation unvested stock options to purchase an aggregate of 26,875 shares of Aware's common stock.

                                                 GRANTS OF PLAN-BASED AWARDS IN 2006


                                                                                        All Other                            Grant
                                                                                          Stock     All Other                Date
                                                                                         Awards:      Option                 Fair
                             Estimated Future Payouts                                     Number      Awards:    Exercise   Value of
                                     Under                  Estimated Future Payouts       of        Number of   or Base     Stock
                           Non-Equity Incentive Plan                  Under             Shares of   Securities   Price of     and
                 Grant             Awards                 Equity Incentive Plan Awards   Stock or   Underlying    Option    Option
                         Threshold    Target   Maximum    Threshold  Target    Maximum    Units       Option      Awards    Awards
Name             Date       ($)        ($)      ($)(1)       (#)       (#)        (#)      (#)        (#)(2)      ($/Sh)    ($)(3)
----             ----       ---        ---      ------       ---       ---        ---    -------      ------      ------    ------
Michael A.        N/A        -          -      125,000        -         -          -        -            -          -          -
Tzannes

Edmund C.         N/A        -          -      125,000        -         -          -        -            -          -          -
Reiter

Richard W.    02/22/2006     -          -            -        -         -          -        -         40,000     $5.58   110,084
Gross

Keith E.      05/31/2006     -          -            -        -         -          -        -         75,000     $5.69   279,488
Farris

Robert J.                    -          -            -          -       -          -        -            -          -          -
Weiskopf


        (1) For a discussion of the Non-Equity Incentive Plan Compensation for Mr. Tzannes and Mr. Reiter, please see "Cash Incentive Compensation" in our Compensation Discussion and Analysis.
        (2) The option grant to Richard Gross vests in sixteen (16) quarterly installments through December 31, 2009 with an expiration date of February 22, 2010. The option grant to Keith Farris vests in sixteen
        (16) quarterly installments through March 31, 2010 with an expiration date of May 31, 2016.
        (3) The value of option awards is calculated in accordance with FAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.58, volatility of 67%, expected term of 3.25 years, and risk-free interest rate of 4.55% for the option award to Mr. Gross, and exercise price and fair market value of $5.69, volatility of 66%, expected term of 6.25 years, and risk-free interest rate of 4.99% for the option award to Mr. Farris.

                 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table summarizes the stock options outstanding as of December 31, 2006 held by our named executive officers. Our named executive officers did not hold any restricted stock or other equity incentive plan awards as of December 31, 2006.

                     --------------------------------------------------------------------------
                                                    OPTION AWARDS
                     --------------------------------------------------------------------------
                                                            EQUITY
                                                        INCENTIVE PLAN
                                                           AWARDS:
                                                          NUMBER OF
                       NUMBER OF        NUMBER OF         SECURITIES
                       SECURITIES       SECURITIES        UNDERLYING
                       UNDERLYING       UNDERLYING       UNEXERCISED
                      UNEXERCISED      UNEXERCISED         UNEARNED        OPTION        OPTION
                      OPTIONS (#)      OPTIONS (#)       OPTIONS (#)      EXERCISE     EXPIRATION
NAME                  EXERCISABLE     UNEXERCISABLE     UNEXERCISABLE    PRICE ($)        DATE
----                  -----------     -------------     -------------    ---------        ----
Michael A. Tzannes
                          453,752                 -                 -        $3.27     10/14/13

                          125,000                 -                 -        $2.95       9/8/14

                          800,000                 -                 -        $6.07       2/9/15

Edmund C. Reiter

                          326,635                 -                 -        $3.27     10/14/13

                          100,000                 -                 -        $2.95     09/08/14

                          600,000                 -                 -        $6.07     02/09/15

Richard W. Gross

                          201,581                 -                 -        $3.27     10/14/13

                           50,000                 -                 -        $2.95       9/8/14

                           42,500                 -                 -        $6.07       2/9/15

                           10,000         30,000(1)                 -        $5.58      2/22/10

Keith E. Farris

                           14,062         60,938(2)                 -        $5.69    5/31/2016

Robert J. Weiskopf
                                -               -                   -            -            -


                 ----------------------------------------------------------------------------
                                                STOCK AWARDS
                 ----------------------------------------------------------------------------
                                                             EQUITY             EQUITY
                                                         INCENTIVE PLAN     INCENTIVE PLAN
                                                             AWARDS:            AWARDS:
                                                            NUMBER OF          MARKET OR
                                                            UNEARNED         PAYOUT VALUE
                     NUMBER OF       MARKET VALUE OF      SHARES, UNITS       OF UNEARNED
                     SHARES OR       SHARES OR UNITS        OR OTHER         SHARES, UNITS
                  UNITS OF STOCK      OF STOCK THAT        RIGHTS THAT      OR OTHER RIGHTS
                   THAT HAVE NOT         HAVE NOT           HAVE NOT           THAT HAVE
NAME                VESTED (#)          VESTED ($)         VESTED (#)       NOT VESTED ($)
----                ----------          ----------         ----------       --------------
Michael A. Tzannes
                        -                   -                  -                   -

                        -                   -                  -                   -

                        -                   -                  -                   -


Edmund C. Reiter
                        -                   -                  -                   -

                        -                   -                  -                   -

                        -                   -                  -                   -


Richard W. Gross
                        -                   -                  -                   -

                        -                   -                  -                   -

                        -                   -                  -                   -

                        -                   -                  -                   -


Keith E. Farris
                        -                   -                  -                   -


Robert J. Weiskopf      -                   -                  -                   -

        (1) Vests in 12 quarterly installments on the last day of each quarter from March 31, 2007 through December 31, 2009.

        (2) Vests in 13 quarterly installments on the last day of each quarter from March 31, 2007 through March 31, 2010.

                    OPTION EXERCISES AND STOCK VESTED IN 2006

The following table summarizes the options exercised during the year ended December 31, 2006 and the value realized upon exercise:

                   ----------------------------------   -----------------------------------
                              OPTION AWARDS                        STOCK AWARDS
                   ----------------------------------   -----------------------------------
                                             VALUE                               VALUE
                     NUMBER OF SHARES       REALIZED      NUMBER OF SHARES      REALIZED
                   ACQUIRED ON EXERCISE   ON EXERCISE   ACQUIRED ON VESTING    ON VESTING
NAME                        (#)               ($)               (#)               ($)
                   --------------------   -----------   -------------------    ----------
Michael A.
Tzannes


                             -                 -                 -                 -

Edmund C. Reiter

                             -                 -                 -                 -

Richard W. Gross


                             -                 -                 -                 -

Keith E. Farris


                             -                 -                 -                 -
Robert J.
Weiskopf

                        13,125            37,800                 -                 -


                        25,000            73,500                 -                 -



                          POST-EMPLOYMENT COMPENSATION

PENSION BENEFITS TABLE

We do not have any tax-qualified or non-qualified defined benefit plans or supplemental executive retirement plans.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We do not have any non-qualified defined contribution plans or other non-qualified deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Aware's executive officers do not have any agreements different from other employees with respect to payments or benefits received as a result of a termination, retirement and change in control. The payments and benefits include accrued vacation pay and health plan continuation. There are no severance payments or acceleration in the vesting of stock options that are required as a result of a termination, retirement or change in control.

                              DIRECTOR COMPENSATION

        In 2006, each non-employee director other than Mark G. McGrath received an annual retainer of $15,000 for serving as a director. The retainer was paid at the annual meeting of stockholders in May 2006. Mr. McGrath became a director in September 2006. Aware also reimburses each director for expenses incurred in attending meetings of the board of directors. Members of the Board of Directors will not receive an annual retainer for 2007.

        In February 2006, the Board of Directors of Aware approved a Compensation Committee recommendation to compensate non-employee directors through grants of nonqualified options under Aware's 1996 Stock Option Plan. Each non-employee director received a grant of 5,000 options for serving as a director of Aware. Additional options were provided to the Board chair as well as chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The exercise price of each option is equal to the closing price of the common stock on the Nasdaq Global Market on the date of grant. Each option has a term of four years. The options granted in 2006 vest over a period of four years. The following table provides information about these grants.

                                                DIRECTOR COMPENSATION TABLE FOR 2006

                                                                                  CHANGE IN PENSION
                                                                                      VALUE AND
                                                                  NON- EQUITY       NONQUALIFIED
                        FEES EARNED                   OPTION     INCENTIVE PLAN       DEFERRED          ALL OTHER
                        OR PAID IN       STOCK        AWARDS      COMPENSATION      COMPENSATION      COMPENSATION       TOTAL
NAME                     CASH ($)     AWARDS ($)      ($)(7)           ($)           EARNINGS ($)          ($)      COMPENSATION ($)
----------------------  -----------   ----------    ---------    --------------   ------------------  ------------- ----------------
John K. Kerr(1)              15,000        -           39,923           -                 -                 -              54,923



G. David Forney, Jr.(2)      15,000        -           22,792           -                 -                 -              37,792



David Ehreth (3)             25,000        -                -           -                 -                 -              25,000

Frederick D.
D'Alessio(4)                 15,000        -           21,096           -                 -                 -              36,096


Adrian F. Kruse(5)           15,000        -           27,642           -                 -                 -              42,642



Mark G. McGrath(6)                -        -            9,385           -                 -                 -              9,385

(1) In 2006, John K. Kerr received 5,000 options for serving as a director of Aware, 12,500 options for serving as chairman of the board of directors and 4,000 options for serving as chairman of the compensation committee. 184,750 options were outstanding as of 12/31/06, of which 166,078 were exercisable as of 12/31/06.
(2) In 2006, G. David Forney, Jr. received 5,000 options for serving as a director of Aware and 3,000 options for serving as chairman of the nominating and corporate governance committee. 122,999 options were outstanding as of 12/31/06, of which 115,124 were exercisable as of 12/31/06.
(3) On March 10, 2006, David Ehreth, a director of Aware, Inc., tendered his resignation from the board of directors. In recognition of his years of service, the board of directors of Aware approved a payment of $25,000. In 2006, Mr. Ehreth received 5,000 options for serving as a director of Aware. No options were outstanding or exercisable as of 12/31/06.

(4) In 2006, Frederick D. D'Alessio received 5,000 options for serving as a director of Aware. 63,000 options were outstanding as of 12/31/06, of which 58,648 were exercisable as of 12/31/06.
(5) In 2006, Adrian F. Kruse received 5,000 options for serving as a director of Aware and 7,500 options for serving as chairman of the audit committee. 67,500 options were outstanding as of 12/31/06, of which 53,437 were exercisable as of 12/31/06.
(6) Mark G. McGrath became a director of Aware on September 6, 2006. On his appointment, Mr. McGrath received 25,000 options. 25,000 options were outstanding as of 12/31/06, of which 3,125 were exercisable as of 12/31/06.
(7) Represents the dollar amount of expense recognized for financial statement reporting purposes with respect to 2006 attributable to stock options in accordance with FAS 123(R) but with no discount for estimated forfeitures. For an explanation regarding the method of valuation of the Company's option awards, see the heading "Stock-based equity incentive compensation" in our Compensation Discussion and Analysis. The grant date fair value of stock and option awards granted in 2006 were as follows: Mr. Kerr-$59,170; Mr. Forney-$22,017; Mr. Ehreth-$13,761; Mr.
        D'Alessio-$13,761; Mr. Kruse-$34,401 and Mr. McGrath-$75,078. Option awards valued in each case calculated in accordance with FAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.58, volatility of 67%, expected term of 3.25 years, and risk-free rate of 4.55% for the option awards to Messrs. Kerr, Forney, Ehreth, D'Alessio and Kruse, and exercise price and fair market value of $5.30, volatility of 64%, expected term of 4.75 years, and risk-free rate of 4.84% for the option award to Mr. McGrath.

                          REPORT OF THE AUDIT COMMITTEE

        The purpose of the audit committee is to assist the board of directors in its general oversight of Aware's financial reporting process. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is included in this proxy statement as ANNEX A and is available on Aware's website at www.aware.com. The audit committee is comprised solely of independent directors as defined by the listing standards of the Nasdaq Stock Market.

        Management is responsible for the preparation, presentation and integrity of Aware's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15 (e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15 (f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        During the course of 2006, management completed the documentation, testing and evaluation of Aware's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and PCAOB Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The audit committee was kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, the committee received periodic updates provided by management and PricewaterhouseCoopers LLP at regularly scheduled committee meetings. The committee reviewed the report of management contained in Aware's Annual Report on Form l0-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm included in Aware's Annual Report on Form l0-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Aware's efforts related to its internal control over financial reporting and management's preparations for the evaluation in 2007.

        The audit committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, Aware's independent auditors. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB "Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements." In addition, PricewaterhouseCoopers LLP has provided the audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No.1, as amended, "Independence Discussions with Audit Committees," and the audit committee has discussed with PricewaterhouseCoopers LLP their firm's independence.

        Based on the review of the consolidated financial statements and discussions with and representations from management and PricewaterhouseCoopers LLP referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Aware's Annual Report on Form 10-K for 2006, for filing with the Securities and Exchange Commission.

                                                       The audit committee

                                                       Adrian F. Kruse, Chairman
                                                       Frederick D. D'Alessio
                                                       John K. Kerr

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS

        At the close of business on March 31, 2007, there were issued and outstanding 23,698,962 shares of common stock entitled to cast 23,698,962 votes. On March 31, 2007, the closing price of Aware's common stock as reported by the Nasdaq Global Market was $6.19 per share.

PRINCIPAL STOCKHOLDERS

        The following table provides information about the beneficial ownership of Aware's common stock as of March 31, 2007 by:

        o each person known by Aware to own beneficially more than five percent of Aware's common stock;
        o       each of Aware's directors;
        o       each of Aware's executive officers; and
        o all of Aware's current executive officers and directors as a group.

        In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after March 31, 2007 through the exercise of any option or otherwise. Except as noted below, Aware believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 23,698,962 shares of common stock outstanding as of March 31, 2007. In calculating a person's percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of March 31, 2007. All shares included in the "Right to acquire" column represent shares subject to outstanding stock options exercisable within 60 days after March 31, 2007. The information as to each person has been furnished by such person.

                                                          NUMBER OF SHARES BENEFICIALLY OWNED
                                                     --------------------------------------------     PERCENT
                                                       OUTSTANDING      RIGHT TO        TOTAL       BENEFICIALLY
NAME                                                      SHARES        ACQUIRE         NUMBER         OWNED
----                                                  -------------  -------------  -------------  -------------
John S. Stafford, Jr. (1)...................              2,691,527              0      2,691,527          11.4%
  230 S. LaSalle Street, Suite 688
  Chicago, IL 60604
Dimensional Fund Advisors Inc (2)...........              1,589,435              0      1,589,435           6.7%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
State of Wisconsin Investment Board (3).....              1,239,470              0      1,239,470           5.2%
  P.O. Box 7842
  Madison, WI 53707
John K. Kerr ..............................                 693,588        184,750        878,338           3.7%
Michael A. Tzannes (4) .....................                111,033      1,353,752      1,464,785           6.2%
Edmund C. Reiter ...........................                 10,161      1,006,010      1,016,171           4.3%
Richard W. Gross ...........................                  8,000        334,001        342,001           1.4%
Keith A. Farris ............................                      0         75,000         75,000              *
Mark G. McGrath.............................                149,613         25,000        174,613              *
G. David Forney, Jr.........................                      0        122,999        122,999              *
Frederick D. D'Alessio......................                      0         63,000         63,000              *
Adrian F. Kruse.............................                 10,000         67,500         77,500              *
                                                      -------------  -------------  -------------  -------------

All directors and executive officers
   as a group (9 persons) ..................                982,395      3,232,012      4,214,407          17.8%

------------------------------------
*  Less than one percent.
(1) The number of shares beneficially owned by John S. Stafford, Jr. is based upon information in a Schedule 13G/A filed by John S. Stafford, Jr. on March 9, 2005.
(2) The number of shares beneficially owned by Dimensional Fund Advisors Inc. is based upon information in a Schedule 13G/A filed by Dimensional Fund Advisors Inc. on February 9, 2007.
(3) The number of shares beneficially owned by the State of Wisconsin Investment Board is based upon information in a Schedule 13G/A filed by the State of Wisconsin Investment Board on February 12, 2007.
(4) Includes 20,000 shares held by a private charitable foundation, of which Mr. Tzannes and his wife are trustees.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth additional information as of December 31, 2006, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

        The equity compensation plans approved by our stockholders are our 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.

                                        NUMBER OF SHARES TO                                  NUMBER OF SHARES REMAINING
                                           BE ISSUED UPON            WEIGHTED-AVERAGE          AVAILABLE FOR FUTURE
                                            EXERCISE OF             EXERCISE PRICE OF          ISSUANCE UNDER EQUITY
                                        OUTSTANDING OPTIONS,           OUTSTANDING              COMPENSATION PLANS
                                        WARRANTS AND RIGHTS       OPTIONS, WARRANTS AND     (EXCLUDING SHARES REFLECTED
            PLAN CATEGORY                       (#)                     RIGHTS ($)              IN COLUMN (A)) (#)
                                       ---------------------     ----------------------     ---------------------------
                                                (a)                      (b)                          (c)
EQUITY COMPENSATION PLANS
APPROVED BY STOCKHOLDERS:

   1996 Stock Option Plan.........              3,408,319                  $4.88                               --



   1996 Employee Stock
       Purchase Plan..............                     --                     --                         137,487



EQUITY COMPENSATION PLANS NOT
APPROVED BY STOCKHOLDERS:

   2001 Nonqualified Stock Plan...              3,081,493                  $4.72                       4,616,107
                                       ---------------------     ----------------------     ---------------------------

                  Total...........              6,489,812                  $4.80                       4,753,594

DESCRIPTION OF THE 2001 NONQUALIFIED STOCK PLAN

        The following summary of some of the provisions of the 2001 Nonqualified Stock Plan, as amended, is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

        The 2001 plan is administered by a committee consisting of at least two directors who are both "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on behalf of Aware. Aware's compensation committee, currently consisting of Messrs. D'Alessio, Forney, McGrath and Kerr, administers the 2001 plan.

        The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and Aware's right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

        The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

        Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder's employment. The 2001 plan provides that in the event of termination of an option holder's employment, options will be exercisable, to the extent of the number of shares then vested,
(a) for one year following the termination of the holder's employment if such termination is the result of permanent and total disability, (b) by the holder's executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder's death, (c) for 30 days after the date of termination of the holder's employment by us without "cause," as defined in the 2001 plan, or (d) for 30 days after the date of voluntary termination by the holder of the holder's employment. However, in no event will a new option be exercisable after its expiration date.

        In the event that Aware effects a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if Aware merges, consolidates, dissolves or liquidates, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

        The board of directors of Aware may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder's consent.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Aware's executive officers and directors, as well as persons who beneficially own more than ten percent of Aware's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 2006, or written representations that Form 5 was not required for 2006, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

                             INDEPENDENT ACCOUNTANTS

        The audit committee has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Aware for the year ending December 31, 2007. PricewaterhouseCoopers LLP has served as Aware's principal independent accountants since May 1999.

FEES FOR PROFESSIONAL SERVICES

        The following table provides the fees Aware paid to PricewaterhouseCoopers LLP for professional services rendered for 2006 and 2005. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2006 and December 31, 2005, respectively. In 2005 & 2006, audit fees also include fees for professional services rendered for the audits of: (i) management's assessment of the effectiveness of internal controls over financial reporting and (ii) the effectiveness of internal controls over financial reporting. Audit-Related Fees consist of aggregate fees billed for assurance and related services, such as employee benefit plan audits, that are reasonably related to the performance of the audit or review of our financial statements, and review of regulatory matters and are not reported under "Audit Fees." Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. All Other Fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above. All Other Fees in 2006 included $17,100 related to Aware's implementation of FAS 123(R) and $40,455 related to the review of certain revenue contracts.

                                                 2006 FEES          2005 FEES
                                                 ---------          ---------
   AUDIT FEES .............................       $ 242,600          $ 203,000
   AUDIT-RELATED FEES......................               0                  0
   TAX FEES ...............................               0                  0
   ALL OTHER FEES .........................          57,555                  0

ATTENDANCE AT ANNUAL MEETING

        Aware expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

PRE-APPROVAL POLICIES AND PROCEDURES

        At present, our audit committee approves each engagement for audit or non-audit services before we engage PricewaterhouseCoopers LLP to provide those services. However, the audit committee may delegate to members of the committee the authority to pre-approve audit and non-audit services. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage PricewaterhouseCoopers LLP to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by PricewaterhouseCoopers LLP for 2005 or 2006 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.


                              STOCKHOLDER PROPOSALS

        If any stockholder would like to include any proposal in Aware's proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 14, 2007. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if Aware receives the notice after February 27, 2008.


                              AVAILABLE INFORMATION

        STOCKHOLDERS OF RECORD ON APRIL 3, 2007 WILL RECEIVE COPIES OF THIS PROXY STATEMENT AND AWARE'S 2006 ANNUAL REPORT TO STOCKHOLDERS, WHICH CONTAINS DETAILED FINANCIAL INFORMATION CONCERNING AWARE. AWARE WILL MAIL, WITHOUT CHARGE, A COPY OF AWARE'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) TO ANY STOCKHOLDER WHOSE PROXY AWARE IS SOLICITING IF THE STOCKHOLDER REQUESTS IT IN WRITING. PLEASE SUBMIT ANY SUCH WRITTEN REQUEST TO MR. KEITH E. FARRIS, CHIEF FINANCIAL OFFICER, AWARE, INC., 40 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS 01730.

                                     ANNEX A

                                   Aware, Inc.

                             Audit Committee Charter



I.  Organization

CHARTER. This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the "Board"). This charter supersedes all prior charters of the Committee.

MEMBERS. The Committee members shall be members of, and appointed by, the Board and shall consist of at least three directors, each of whom shall meet the independence and other requirements of applicable law and the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq"). Committee members shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall also designate a Committee Chairperson.

MEETINGS. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

QUORUM; ACTION BY COMMITTEE. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

AGENDA, MINUTES AND REPORTS. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

II.  Purpose

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the systems of disclosure controls and internal controls over financial reporting; the performance of the Company's independent auditor; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, and management of the Company.

III.  Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor can the Committee certify that the independent auditor is "independent" under applicable rules. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditor, and the independent auditor must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report or reports by the independent auditor describing:

The firm's internal quality control procedures; and

All relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1 (to assess the auditor's independence).

The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the auditor.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with the independent auditor the overall scope and plans for the audit, including the adequacy of staffing and compensation, the result of the annual audit examination and accompanying management letters, and the results of the independent auditor's procedures with respect to interim periods. Also, the Committee shall discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company's internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management); and (b) the adequacy and effectiveness of the Company's disclosure controls and procedures, and management reports thereon.

The Committee shall meet separately periodically with management and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

The Committee shall receive and review reports from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The Committee shall review and discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review with management and the independent auditor the year end audited financial statements and interim financial statements, and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. If deemed appropriate, the Committee shall recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year.

The Committee shall inquire of management of the Company as to any material violations of securities laws, breaches of fiduciary duty or violations of the Company's code of ethics.

The Committee shall review and approve all related party transactions. For these purposes, the term "related party transaction" shall refer to transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare its report to be included in the Company's annual proxy statement as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV.  Other

ACCESS TO RECORDS, ADVISERS AND OTHERS. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain, at Company expense, independent advisers (including legal counsel, accountants and consultants) as it determines necessary to carry out its duties. The Committee shall have the ultimate authority and responsibility to engage or terminate any such independent advisers and to approve the terms of any such engagement and the fees to be paid to any such adviser. The Committee may also request that any officer or other employee of the Company, the Company's outside counsel or any other person meet with any members of, or independent advisers to, the Committee.

FUNDING. The Company shall provide for appropriate funding, as determined by the Committee, for payment of

        (i)     compensation to any independent auditor;

        (ii)    compensation to advisers employed by the Committee; and

        (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

DELEGATION. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Committee Members

Adrian Kruse (Chair)

Frederick D. D'Alessio

John K. Kerr

                                     ANNEX B

                                   Aware, Inc.

                         Compensation Committee Charter

                      as Approved by the Board of Directors

                           (as amended March 15, 2007)

I.       ORGANIZATION

CHARTER. At least annually, this charter shall be reviewed and reassessed by the Compensation Committee (the "Committee") and any proposed changes shall be submitted to the Board of Directors (the "Board") for approval. This charter supersedes all prior charters of the Committee.

MEMBERS. The members of the Committee shall be appointed by the Board and shall meet the independence and other requirements of applicable law and the listing standards of The Nasdaq Stock Market, Inc., the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the requirements of a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall consist of at least two members. Committee members will be subject to annual reconfirmation and may be removed by the Board at any time.

MEETINGS. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

QUORUM; ACTION BY COMMITTEE. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

AGENDA, MINUTES AND REPORTS. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.


II.      PURPOSE

The Committee's basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.


III.     RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

        o Review annually and approve the Company's compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to the Company's financial performance and corresponding increases in stockholder value.

        o Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

        o Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other corporate officers, review and discuss with the Company's management the Compensation Discussion and Analysis (CD&A) to be included in the Company's annual proxy statement and whether to recommend to the Board that the CD&A be included in the proxy statement and communicate in the annual Board Compensation Committee Report to stockholders the factors and criteria on which the Chief Executive Officer and all other corporate officers' compensation for the last year was based.

        o Review and approve compensation for non-employee members of the Board, including stock compensation.

        o Review and make recommendations with respect to stockholder proposals relating to compensation matters.

        o Make and approve stock option grants and other discretionary awards under the Company's stock option or other equity incentive plans to all persons who are Board members or executive officers.

        o Grant stock options and other discretionary awards under the Company's stock option or other equity incentive plans to all other eligible individuals in the Company's service.

        o Amend the provisions of the Company's stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

        o Approve for submission to the stockholders stock option or other equity incentive plans or amendments thereto.

        o Perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

        o Carry out such other duties as may be delegated to it by the Board from time to time.

Notwithstanding the foregoing, any action of the Committee may be subject to Board review and may be revised, modified or rescinded by the Board.

IV.      OTHER

ACCESS TO RECORDS, ADVISERS AND OTHERS. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain, at Company expense, independent advisers (including legal counsel, accountants and consultants) as it determines necessary to carry out its duties. The Committee shall have the ultimate authority and responsibility to engage or terminate any such independent advisers and to approve the terms of any such engagement and the fees to be paid to any such adviser. The Committee may also request that any officer or other employee of the Company, the Company's outside counsel or any other person meet with any members of, or independent advisers to, the Committee.

DELEGATION. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Chief Executive Officer or to a committee of senior executive officers when appropriate and consistent with applicable law except that the Committee shall not delegate its responsibilities with respect to the grant of stock options under the Company's stock option plans to any person who is an "officer" of the Company for purposes of Section 16 of the Exchange Act.


COMMITTEE MEMBERS

John K. Kerr (Chair)

Fred D'Alessio

G. David Forney

Mark G. McGrath

                                     [BAR CODE]

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[BAR CODE]  MR A SAMPLE
            DESIGNATION (IF ANY)
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            [BAR CODE]

Using a BLACK INK pen, mark your votes with an X as shown in this example.   [X]
Please do not write outside the designated areas.

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ANNUAL MEETING PROXY CARD
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             \/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN \/
                  THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A    TO ELECT THE FOLLOWING CLASS II DIRECTORS OF AWARE -- THE BOARD OF
     DIRECTORS RECOMMENDS A VOTE FOR ALL THE LISTED NOMINEES.

1. Nominees:           FOR   WITHHOLD                           FOR   WITHHOLD
   01 - John K. Kerr   [_]     [_]      02 - Mark G. Mc Grath   [_]     [_]

B    NON-VOTING ITEMS


CHANGE OF ADDRESS -- Please print your new address below.   COMMENTS -- Please print your comments below.   MEETING ATTENDANCE
|-------------------------------------------------------|   |-------------------------------------------|   Mark the box to the
|                                                       |   |                                           |   right if you plan    [_]
|-------------------------------------------------------|   |-------------------------------------------|   to attend the Annual
                                                                                                            Meeting.

C AUTHORIZED SIGNATURES -- THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. -- DATE AND SIGN BELOW

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) -- Please  Signature 1 -- Please            Signature 2 -- Please
print date below.            keep signature within the box.   keep signature within the box.
|-------------------------|  |----------------------------|  |-----------------------------|
|        /       /        |  |                            |  |                             |
|-------------------------|  |----------------------------|  |-----------------------------|

           C 1234567890       J N T  MR A SAMPLE (THIS AREA IS SET UP TO
[BAR CODE] 2 0 D V   0 1 3 1 5 1 1   ACCOMMODATE 140 CHARACTERS) MR A SAMPLE
                                     AND MR A SAMPLE AND MR A SAMPLE AND MR
                                     A SAMPLE AND MR A SAMPLE AND MR A SAMPLE
                                     AND MR A SAMPLE AND MR A SAMPLE AND

           \/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN \/
                  THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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[AWARE LOGO]

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PROXY -- AWARE, INC.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AWARE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2007

The undersigned stockholder of Aware, Inc. (the "Company"), revoking all prior proxies, hereby appoints Michael A. Tzannes, Edmund C. Reiter and William R. Kolb, or any of them acting singly proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Bedford Glen Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Wednesday, May 23, 2007, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders dated April 6, 2007 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate in writing the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR THE PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly sign and date this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.